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                                                                   Exhibit 99.1


QUALCOMM



QUALCOMM INCORPORATED                                              NEWS RELEASE
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5775 Morehouse Drive
San Diego, CA 92121-1714                                     QUALCOMM Contacts:
(858) 587-1121                    Christine Trimble, Corporate Public Relations
                                   1-(858) 651-3628 (ph) 1-(858) 651-2590 (fax)
www.qualcomm.com                                  e-mail: ctrimble@qualcomm.com
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                                                                             or
Press Room
----------                                 Julie Cunningham, Investor Relations
                                   1-(858) 658-4224 (ph) 1-(858) 651-9303 (fax)
                                               e-mail: jcunningham@qualcomm.com

      QUALCOMM COMPLETES ACQUISITION OF WIRELESS LOCATION LEADER SNAPTRACK

SAN DIEGO - March 2, 2000 - QUALCOMM Incorporated (Nasdaq: QCOM), pioneer and world leader of Code Division Multiple Access (CDMA) digital wireless technology, today announced that it has completed the acquisition of SnapTrack Inc. of San Jose, Calif., a leader in wireless position location technology. The acquisition provides QUALCOMM with SnapTrack's patent portfolio of nearly 50 patents, either issued or pending, that are critical to the efficient, cost-effective deployment of Wireless Assisted GPS systems. QUALCOMM paid $1 billion in stock for the acquisition of SnapTrack, and the company is now a wholly owned subsidiary of QUALCOMM.

"We are pleased to announce the completion of the acquisition of SnapTrack," said Dr. Irwin Mark Jacobs, chairman and CEO of QUALCOMM. "The combined capabilities of QUALCOMM and SnapTrack will enable broad new applications for mobile location-based services and wireless Internet systems."

The acquisition, which will be accounted for as a purchase, is expected to result in a non-recurring charge for in-process R&D during the second quarter of fiscal 2000. Excluding in-process R&D and the amortization of goodwill and other acquired intangible assets which will be amortized over four years, the acquisition is expected to be $.02 dilutive to QUALCOMM's earnings in fiscal 2000 and accretive to earnings in fiscal 2001.

The combined QUALCOMM and SnapTrack technology will accelerate the introduction of powerful location-enabled mobile devices, including smart phones, PDAs and pagers, which will help find wireless 9-1-1 callers for emergency purposes, or provide customized location-specific services either directly to the user or via wireless Internet applications and services. The solution is targeted for wireless applications worldwide and will be designed and is patented to operate in

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existing CDMA, PDC, GSM, TDMA and iDEN networks, and new third generation CDMA systems.

SnapTrack's employees, including its strong engineering base, will remain in San Jose, Calif. supporting a development center for wireless location products.

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company's CDMA digital technology. The Company's business areas include integrated CDMA chipsets and system software; technology licensing; Eudora(R) email software for Windows(R) and Macintosh(R) computing platforms; and satellite-based systems including OmniTRACS(R) and portions of the Globalstar(TM) system. QUALCOMM owns patents which are essential to all of the CDMA wireless telecommunications standards that have been adopted or proposed for adoption by standards-setting bodies worldwide. QUALCOMM has licensed its essential CDMA patent portfolio to more than 75 telecommunications equipment manufacturers worldwide. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 1999 FORTUNE 500(R) company traded on the Nasdaq under the ticker symbol QCOM.

Except for the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties, including timely product development, the Company's ability to successfully manufacture significant quantities of CDMA or other equipment on a timely and profitable basis, and those related to performance guarantees, change in economic conditions of the various markets the Company serves, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended September 26, 1999, and most recent Form 10-Q.

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QUALCOMM, OmniTRACS and Eudora are registered trademarks of QUALCOMM
Incorporated. Globalstar is a trademark of Loral QUALCOMM Satellite Services, Incorporated. Windows is a registered trademark of Microsoft Corp. Macintosh is a registered trademark of Apple Computer Inc. All other trademarks are the property of their respective owners.